Exhibit 10.28

By Electronic Mail

June 25th, 2019

Kevin Conway

RE: Offer of Employment

Dear Kevin:

We are very excited to offer you the position of Assistant Corporate Controller where you will play an essential role in building Generation Bio's foundation and long -term business and scientific success. Below are the terms of employment for your review and execution. If these terms are acceptable, please sign and return a copy to us within five business days.

1.	Position: Your initial position with Generation Bio will be as Assistant Corporate Controller where you will be initially reporting to Senior Director, Finance & Corporate Controller. This is a full-time position with a principal workplace at Generation Bio's headquarters in Cambridge, Massachusetts. The attached job description provides additional details about the position.
2.	Start Date: Your employment will begin on July 22nd, 2019 (the "Start Date").

3.	Salary: Generation Bio will pay you an annual Base Salary of $170,000, payable in accordance with Generation Bio's standard payroll schedule and subject to applicable deductions and withholdings. This salary will be subject to periodic review and adjustments at Generation Bio's discretion. Because this is an exempt position, you will not be eligible for any overtime pay.

4.	Bonus: During the term of your employment with Generation Bio, you will be eligible for an annual incentive bonus ("Bonus") for each fiscal year of your employment with Generation Bio. The amount, terms and conditions of such bonus are to be determined at the sole discretion of the Board of Directors of Generation Bio (the "Board"), and such terms may be changed and conditions may be changed at any time with or without notice to you. Your target annual Bonus shall be up to 18% of your annual salary. Your actual Bonus percentage is discretionary and will be subject to Generation Bio's assessment of your performance as well as the performance of Generation Bio during the applicable fiscal year. Any Bonus payable for the year in which you begin working for the Company shall be prorated based on your actual Start Date. Payment of the Bonus shall be contingent upon you being employed by Generation Bio as of the last day of the fiscal year in which it was earned. The annual Bonus, if any, shall be paid on or before March 15th of the calendar year following the fiscal year for which such Bonus is earned.

In addition, the Company will pay you a $15,000 one-time bonus within one month of your start date less appropriate payroll taxes. The bonus is deemed fully earned after twelve (12) months of active employment. Should you leave the company for any reason, voluntarily or involuntarily, before you have completed twelve (12) months of active employment, 100% of the bonus is required to be repaid. Any repayment must be made on or before your final date of active employment and shall be by certified check to the Company or may be deducted from your final payroll.

S. Incentive Equity Grant: You will be eligible to participate in the Company's stock incentive program. Subject to the approval of the Board, you will be granted options to purchase 28,000 shares of Generation Bio's common stock (the "Option Grant"). The options subject to the Option Grant ("Options") will vest as to 25% of the underlying shares on the first anniversary of the Start Date and will vest as to the balance in equal quarterly installments of 6.25% thereafter until the fourth anniversary of the Start Date. The Option Grant will be subject to the terms and conditions of a written stock option agreement which you will be required to sign, and/or the Company's written stock plan (the "Grant Documents"). The Options shall have an exercise price per share equal to the fair market value of the Company's common stock at the time of grant, as determined by the Board.

6.	Benefits: You may participate in the benefit programs offered by the Company to its employees, provided that you are eligible under and subject to all provisions of the plan documents that govern those programs. Benefits are subject to change at any time in the Company's sole discretion. You will also be entitled to paid vacation and sick leave each year in accordance with the terms and conditions set forth in the Company's policies. You will also be entitled to receive reimbursement for all reasonable business expenses incurred by you in performing your services to the Company in keeping with Company policies. In addition, you may be eligible for other benefits offered by the Company as set forth in the Employee Guide, which can be accessed on the Company's intranet portal.

7.	Representation Regarding Other Obligations. Your employment is contingent upon your signing the Company's Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement (the "Non-Disclosure Agreement"). Further, you hereby represent to the Company that you are not a party to any agreement of any type which may impact or limit your ability to become employed by or perform your job at the Company or which is in any way inconsistent with the terms of this offer letter. You represent and agree that you will not disclose to the Company, use, or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others. Further, you hereby represent that (i) your employment with the Company and this offer letter does not and will not violate or conflict with any obligations you may have to or any agreements you may have with any former employer and (ii) you have provided the Company with all written agreements that describe any continuing post employment obligations to any former employer.

8.	Taxes: All forms of compensation referred to in this offer letter are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities and that you will not make any claim against the Company or the Board related to tax liabilities arising from your compensation.

All in-kind benefits provided and expenses eligible for reimbursement hereunder shall be provided by the Company or incurred by you during your employment with the Company. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided, or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

9.	Interpretation, Amendment and Enforcement. This offer letter, along with the Non-Disclosure Agreement and the Grant Documents, constitute the complete agreement between you and the Company, contain all the terms of your employment, and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. The terms of this offer letter and the resolution of any disputes as to the meaning, effect, performance or validity of this offer letter or arising out of, related to, or in any way connected with, this offer letter, your employment with the Company or any other relationship between you and the Company (the "Disputes") will be governed by Massachusetts law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any Dispute or any claim related to any Dispute.

10.	Other Terms. This offer letter shall not be construed as an agreement, either express or implied, to employ you for any stated term, and shall in no way alter the Company's policy of employment at-will, which means that you have the right to terminate your employment relationship with the Company at any time for any reason and the Company has the right to terminate its employment relationship with you at any time for any reason, with or without cause or notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company. You have the right to consult with counsel before signing this offer letter.

We are excited about welcoming you to the Generation Bio team. We are eager to welcome you to add your talent and energy to building a company capable of transforming patients' lives around the world. This offer is valid for five business days from the date of this letter; we look forward to receiving a response from you acknowledging, by signing below, that you have accepted this offer of employment.

Very truly yours, Generation Bio

By: /s/ Marie Washburn

Name: Marie Washburn

Title: Senior Director, Finance & Corporate Controller

I have read and accept this employment offer

/s/ Kevin Conway

Signature

Name: Kevin Conway

Dated: 6/25/2019

Cambridge, MA 02142

generationbio.com

March 26th, 2020

Kevin Conway

Dear Kevin,

We would like to express our appreciation and commendation for all the passion and commitment you have been exhibiting in your existing role. In recognition of your contribution and leadership, it is my pleasure to inform you that, effective April 1st, 2020, you will be promoted to Corporate Controller.

In connection with your promotion, we are also pleased to inform you that your base salary will be increased to $185,000 (on an annualized basis) payable under our standard payroll schedule and subject to applicable deductions and withholdings.

Your target bonus percentage is also being increased. Your new target bonus, effective April 1st, 2020, will be 20% of your new annual salary (which will be prorated for the 2020 annual incentive bonus plan).

As detailed in your original offer letter, the actual bonus percentage distributed in any year will be determined at the sole discretion of the Board of Directors of Generation Bio. The Board’s determination will consider several factors including but not limited to the performance of the company.

You will also be granted options to purchase an additional 12,000 shares of Generation Bio’s common stock (the “Option Grant”), subject to the approval of the Board. The options subject to the Option Grant (“Options”) will vest as to 25% of the underlying shares on the first anniversary of your Promotion Date and will vest as to the balance in equal quarterly installments of 6.25% thereafter until the fourth anniversary of the Promotion Date. The Option Grant will be subject to the terms and conditions of a written stock option agreement which you will be required to sign, and/or the Company’s written stock plan (the “ Grant Documents”). The Options shall have an exercise price per share equal to the fair market value of the Company’s common stock at the time of grant, as determined by the Board.

On behalf of Generation Bio, the management team, your colleagues and me, thank you for your contributions and we all look forward to continuing to grow Generation Bio together.

Very truly yours, Generation Bio

Name: Geoff McDonough, M.D.

Title:Chief Executive Officer

I have read and accepted this promotion,

Signature

Name: Kevin Conway

Dated:4/3/2020

Cambridge, MA 02142

generationbio.com

April 21, 2021

Kevin Conway

Dear Kevin:

We would like to express our appreciation and commendation for all the passion and commitment you have been exhibiting in your existing role. In recognition of your contribution and leadership, it is my pleasure to inform you that, effective May 1, 2021, you will be promoted to Sr. Corporate Controller.

In connection with your promotion, we are also pleased to inform you that your base salary will be increased to $238,000 (on an annualized basis) payable under our standard payroll schedule and subject to applicable deductions and withholdings.

Your target bonus percentage is also being increased. Your new target bonus, effective May 1, 2021, will be 25% of your new annual salary (which will be prorated for the 2021 annual incentive bonus plan).

As detailed in your original offer letter, the actual bonus percentage distributed in any year will be determined at the sole discretion of the Board of Directors of Generation Bio. The Board’s determination will consider several factors including but not limited to the performance of the company.

You will also be granted options to purchase an additional 14,000 shares of Generation Bio’s common stock (the “Option Grant”), subject to the approval of the Board. The options subject to the Option Grant (“Options”) will vest as to 25% of the underlying shares on the first anniversary of your Promotion Date and will vest as to the balance in equal quarterly installments of 6.25% thereafter until the fourth anniversary of the Promotion Date. The Option Grant will be subject to the terms and conditions of a written stock option agreement which you will be required to sign, and/or the Company’s written stock plan (the “Grant Documents”). The Options shall have an exercise price per share equal to the fair market value of the Company’s common stock at the time of grant, as determined by the Board.

On behalf of Generation Bio, the management team, your colleagues and me, thank you for your contributions and we all look forward to continuing to grow Generation Bio together.

Very truly yours,

Generation Bio

Name: Geoff McDonough, M.D.

Title:Chief Executive Officer

Conway Promotion Letter April 21, 2021

I have read and accepted this promotion,

Signature

Name: Kevin Conway

Dated: 4/23/2021

DocuSign Envelope ID: A079EC63-854D-4A36-B544-8024DBED2397

February 17, 2022

Kevin Conway

Cambridge, MA 02142

generationbio.com

We would like to express our appreciation and commendation for all the passion and commitment you have been exhibiting in your existing role. In recognition of your contribution and leadership, it is my pleasure to inform you that, effective March 1, 2022, you will be promoted to VP of Finance.

In connection with your promotion, we are also pleased to inform you that your base salary will be increased to $300,000 (on an annualized basis) payable under our standard payroll schedule and subject to applicable deductions and withholdings.

Your target bonus percentage is also being increased. Your new target bonus, effective March 1, 2022, will be 30% of your new annual salary (which will be prorated for the 2022 annual incentive bonus plan).

As detailed in your original offer letter, the actual bonus percentage distributed in any year will be determined at the sole discretion of the Board of Directors of Generation Bio. The Board’s determination will consider several factors including but not limited to the performance of the company.

You will also be granted options to purchase an additional 28,000 shares of Generation Bio’s common stock (the “Option Grant”), subject to the approval of the Board. The options subject to the Option Grant (“Options”) will vest as to 25% of the underlying shares on the first anniversary of your Promotion Date and will vest as to the balance in equal quarterly installments of 6.25% thereafter until the fourth anniversary of the Promotion Date. The Option Grant will be subject to the terms and conditions of a written stock option agreement which you will be required to sign, and/or the Company’s written stock plan (the “Grant Documents”). The Options shall have an exercise price per share equal to the fair market value of the Company’s common stock at the time of grant, as determined by the Board.

In connection with your expanded role, we further extend severance benefits that may apply in the event of an involuntary termination of your employment with the Company other than for cause. The accompanying Severance Plan Benefit Agreement describes this program.

On behalf of Generation Bio, the management team, your colleagues and me, thank you for your contributions and we all look forward to continuing to grow Generation Bio together.

neration Bio

Very truly yours,

Ge

Geoff McDonough, M.D.

Chief Executive Officer

DocuSign Envelope ID: A079EC63-854D-4A36-B544-8024DBED2397

I have read and accepted this promotion,

Signature

Name: Kevin Conway

Dated: 2/25/2022

Docusign Envelope ID: 1985FD9B-F9EE-4DAE-9BD2-FF81CC71BEF0

By Electronic Mail

January 7th, 2025 Kevin Conway

Dear Kevin:

We would like to express our appreciation and commendation for all the passion and commitment you have been exhibiting in your existing role. In recognition of your contribution and leadership, it is my pleasure to inform you that, effective January 10, 2025, you will be promoted to Chief Financial Officer.

In connection with your promotion, we are also pleased to inform you that your base salary will be increased to $17,500.00 on a semimonthly basis ($420,000.00 on an annualized basis) payable under our standard payroll schedule and subject to applicable deductions and withholdings.

Your target bonus percentage is also being increased. Your new target bonus, effective January 10, 2025, will be 40% of your new annual salary (which will be prorated for the current year annual incentive bonus plan).

As detailed in your original offer letter, the actual bonus percentage distributed in any year will be determined at the sole discretion of the Board of Directors of Generation Bio. The Board’s determination will consider several factors including but not limited to the performance of the company.

Subject to the approval of the Board, you will also be granted options to purchase 355,260 shares of

Generation Bio’s common stock (the “Options”). The Options will vest and be subject to the terms and conditions of a written stock option agreement, which you will be required to sign, and/or the Company’s written stock plan (the “Grant Documents”) and shall have an exercise price per share equal to the fair market value of the Company’s common stock at the time of grant, as determined by the Board.

In connection with your expanded role, we further extend severance benefits that may apply in the event of an involuntary termination of your employment with the Company other than for cause. The accompanying Severance Plan Benefit Agreement describes this program.

On behalf of Generation Bio, the management team, your colleagues and me, thank you for your contributions and we all look forward to continuing to grow Generation Bio together.

Docusign Envelope ID: 1985FD9B-F9EE-4DAE-9BD2-FF81CC71BEF0

Very truly yours, Generation Bio

Name: Geoffrey McDonough

Title: Chief Executive Officer

I have read and accepted this promotion,

Signature

Name: Kevin Conway

Date: 1/8/2025